Exhibit 10.4

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT CERTAIN
INFORMATION HAS BEEN OMITTED PURSUANT TO ITEM 601(a)(6) OF REGULATION S-K: [***]

Execution Version

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.

THE SHARES OF COMMON STOCK OF THE COMPANY ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PREFERENCES, POWERS, QUALIFICATIONS AND RIGHTS OF EACH CLASS AND SERIES AS SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, SUPPLEMENTED OR AMENDED AND RESTATED, AND AMENDED AND RESTATED BYLAWS, AS AMENDED, SUPPLEMENTED OR AMENDED AND RESTATED. THE COMPANY SHALL FURNISH A COPY OF THE FOREGOING INSTRUMENTS AND ANY RELEVANT AMENDMENTS THERETO TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST.

AIRSPAN NETWORKS HOLDINGS INC.

Incorporated Under the Laws of the State of Delaware

Warrant Certificate No. [●]
Date of Issuance: May 18, 2023 (the “Date of Issuance”)

Warrant Certificate

This Warrant Certificate certifies that, for good and valuable consideration, [Pendrell Corporation][ DBFIP WANHI LLC], or its affiliates and any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof (“Holder”), is the registered holder of warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase [____]1 shares of common stock, $0.0001 par value per share (“Common Stock”), of Airspan Networks Holdings Inc., a Delaware corporation (the “Company”). This Warrant is being issued in connection with that certain Second Amended and Restated Credit Agreement, dated as of May 18, 2023, among Airspan Networks Inc. (“Borrower”), the Company, certain subsidiaries of the Company, guarantors, the lenders from time to time party thereto and DBFIP ANI LLC, as administrative agent and collateral agent (the “Credit Agreement”) and capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement. This Warrant is one of a series of warrants referred to as the “Warrants” in the Credit Agreement.

[1]	7.5% of the fully diluted capitalization of the Company as of the Date of Issuance.

I.	EXERCISE.

A.	Exercise.

1.	Number and Exercise Price of Warrant Shares; Expiration Date. Subject to the terms and conditions set forth herein, each Warrant entitles the Holder upon exercise to receive from the Company one fully paid and nonassessable share of Common Stock, as may be adjusted from time to time pursuant to the terms herein (the “Warrant Shares”), at an initial purchase price of $0.01 per share (as may be adjusted from time to time pursuant to the terms herein, the “Warrant Price”), on or after the Date of Issuance and on or before the date that is seven and one-half (7.5) years following the date hereof (as adjusted by Section II.A. below, the “Expiration Date”) in connection with:

a.	any Acquisition (as defined below);

b.	any debt financing or issuance of equity or instruments convertible into equity interests of the Company in which the Company receives in excess of $50,000,000 in one or a series of related transactions; and

c.	any other strategic transactions, joint ventures, financings or combinations between the Company and one or more investors or third parties in which the Company or its subsidiaries receive in excess of $50,000,000 in one or a series of related transactions (each of (a) through (c), an “Exercise Trigger Event”). The parties agree that if the Company completes its proposed sale of Mimosa Networks, Inc. on the terms previously announced by the Company, such sale shall not be deemed an Exercise Trigger Event.

2.	Exercise. While this Warrant remains outstanding and exercisable in accordance with Section I.A.1 above, the Holder may exercise this Warrant, in whole or in part, (i) in connection with an Exercise Trigger Event or (ii) at any time following the date that is the three year anniversary of the date of this Warrant, by delivering to the Company this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 (“Notice of Exercise”) and, unless Holder is exercising this Warrant pursuant to a cashless exercise as set forth in Section I.B, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Warrant Shares being purchased. In the case of partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder, upon request of the Holder, a new Warrant Certificate evidencing the number of Warrants equivalent to the number of Warrants remaining unexercised may be issued by the Company to the Holder of such Warrant Certificate or their duly authorized assigns in accordance with Section I.D hereof. The Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. Issuance of Warrant Shares to Holder upon the exercise of this Warrant shall be made without charge to Holder for any transfer or similar tax in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company.

B.	Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section I.A above, but otherwise in accordance with the requirements of Section I.A, Holder may elect to receive Warrant Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Warrant Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X = the number of Warrant Shares to be issued to the Holder;

Y = the number of Warrant Shares with respect to which this Warrant is being exercised (inclusive of the Warrant Shares surrendered to the Company in payment of the aggregate Warrant Price);

A = the Fair Market Value (as determined pursuant to Section I.C below) of one Warrant Share; and

B = the Warrant Price.

C.	Fair Market Value.

1.	If shares of Common Stock are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the fair market value (“Fair Market Value”) of a Warrant Share shall be the average of the closing price of a share of Common Stock as reported by Bloomberg L.P. the Trading Market for the shares of Common Stock for the five (5) trading days immediately preceding the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If shares of Common Stock are not then traded in a Trading Market, the Fair Market Value of a Warrant Share shall be the fair market value per share of Common Stock as determined jointly by the Board of Directors of the Company and the Holder, each acting in good faith.

2.	Notwithstanding anything to the contrary in Section I.C.1 above, the Fair Market Value in the case of an exercise in connection with an Acquisition shall be the consideration paid per share of Common Stock in such Acquisition.

D.	Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

E.	Treatment of Warrant Upon Acquisition of Company.

1.	Acquisition. For the purpose of this Warrant, “Acquisition” means (i) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock or other equity interests of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation continue to represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock or other equity interests of (1) the surviving or the resulting entity or (2) if the surviving or the resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity, (ii) the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of shares of the Company’s capital stock if, after the closing of such transaction or series of related transactions, such person or group of affiliated persons would hold at least 50%, by voting power, of the capital stock of the Company (or the surviving or acquiring entity), (iii) the sale, lease, transfer, exclusive license or another disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company, or (iv) a “Change of Control” with respect to the Credit Agreement.

2.	Treatment of Warrant at Acquisition. In the event of an Acquisition, if Holder has not previously exercised this Warrant pursuant to Section I.A above as to all Warrant Shares, then this Warrant shall automatically be deemed to be cashless exercised pursuant to Section I.B above, as to all Warrant Shares effective immediately prior to and contingent upon the consummation of an Acquisition. In connection with such cashless exercise, Holder shall be deemed to have restated each of the representations and warranties in Section IV of the Warrant as of the date thereof and the Company shall promptly notify the Holder of the number of Warrant Shares (or such other securities) issued upon exercise.

F.	Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by a notice of assignment executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

G.	Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by its transfer agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder, or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 and, in either case, the Warrant Shares have been sold by the Holder prior to the Warrant Share Delivery Date (as defined below), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two (2) trading days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). If the Warrant Shares can be delivered via DWAC, the transfer agent shall have received from the Company, at the expense of the Company, any legal opinions or other documentation required by it to deliver such Warrant Shares without legend (subject to receipt by the Company of reasonable back up documentation from the Holder, including with respect to affiliate status) and, if applicable and requested by the Company prior to the Warrant Share Delivery Date, the transfer agent shall have received from the Holder a confirmation of sale of the Warrant Shares (provided the requirement of the Holder to provide a confirmation as to the sale of Warrant Shares shall not be applicable to the issuance of unlegended Warrant Shares upon a cashless exercise of this Warrant if the Warrant Shares are then eligible for resale pursuant to Rule 144(b)(1)). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Warrant Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section I.F prior to the issuance of such shares, having been paid.

H.	Rescission Rights. If the Company fails to cause its transfer agent to deliver to the Holder the Warrant Shares pursuant to Section I.G by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise; provided, however, that the Holder shall be required to return any Warrant Shares or Common Stock subject to any such rescinded exercise notice concurrently with the return to Holder of the aggregate Warrant Price paid to the Company for such Warrant Shares and the restoration of Holder’s right to acquire such Warrant Shares pursuant to this Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

II.	ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

A.	Adjustment to Number of Class Shares of Common Stock Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the equity interests in the Company, (iii) consolidation or merger by the Company with or into another person, or (iv) other similar transaction, in each case, which entitles the holders of any equity interests to receive (either directly or upon subsequent liquidation) units, securities or assets with respect to, or in exchange for, such equity interests, then the Company, at the direction of the Holder, shall make an appropriate adjustment with respect to the Holder’s rights under this Warrant to ensure that the provisions hereof shall thereafter be applicable, as nearly as possible, in relation to any units, securities or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section II.A shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions of the type described in this Section II.A. Notwithstanding the foregoing, and for greater certainty herein, the parties agree that the Warrant will not survive any Acquisition and will be deemed to be exercised in the event of an Acquisition pursuant to Section I.E.2.

B.	Adjustments in Warrant Price. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as provided in Section II.A above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter; provided, that no adjustment shall be made if such adjustment would cause the exercise price per Warrant Share to be less than the par value of a Warrant Share.

C.	Stock Dividends. If the Company declares or pays a dividend or distribution on the outstanding shares of Common Stock payable in cash, additional shares of Common Stock or other securities or property, then upon exercise of this Warrant, for each Warrant Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the shares of record as of the date the dividend or distribution occurred.

D.	No Fractional Share. No fractional Warrant Share shall be issuable upon exercise of this Warrant and the number of Warrant Shares to be issued shall be rounded down to the nearest whole Warrant Share. If a fractional Warrant Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Warrant Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the Fair Market Value (as determined in accordance with Section I.C above) of a full Warrant Share, less (ii) the then-effective Warrant Price.

E.	Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, class and/or number of Warrant Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, class and/or number of Warrant Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, class and number of Warrant Shares in effect upon the date of such adjustment.

III.	REPRESENTATIONS AND COVENANTS OF THE COMPANY.

A.	Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

1.	The Company represents and warrants that it is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, with all requisite power and authority to issue and enter into this Warrant and to perform its obligations hereunder. The Company has all requisite legal right, power and authority to issue this Warrant and to perform all its obligations relating thereto. The issuance of this Warrant by the Company and the consummation of the transactions contemplated herein have all been duly authorized by the Board of Directors of the Company, and, where required, the stockholders of the Company. No consent, waiver or authorization of, or filing with any other person or entity (including without limitation, any governmental authority) is required in connection with any of the foregoing or with the validity or enforceability against the Company of this Warrant.

2.	The Company covenants that at all times during which any Warrants remain outstanding, it shall ensure that there will be reserved for issuance such number of shares of Common Stock as is necessary for exercise in full of this Warrant. All Warrant Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Warrant Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any taxes, liens and encumbrances except for restrictions on transfer provided for herein, under the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and/or Bylaws, and under applicable federal and state securities laws.

3.	The execution, delivery and performance of this Warrant do not and will not, with or without the passage of time or the giving of notice or both, (i) conflict with or violate any provision of the Certificate of Incorporation, (ii) conflict with or violate any requirement of law or material contractual obligation applicable to the Company, (iii) result in or require the creation or imposition of any lien upon any assets of the Company or (iv) require any action by or in respect of, or filing with, any governmental body, agency or official, other than (x) such as have been obtained and remain in full force and effect, and (y) such qualifications or filings under applicable federal and state securities laws as may be required in connection with the transactions contemplated hereby.

4.	The Company will not register the issuance of and shall not require the issuance of Warrants to be registered under the Securities Act.

5.	Neither the Company nor any of its subsidiaries is (or expects to become in the foreseeable future) a United States real property holding corporation (“USRPHC”) within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended. The Company shall (i) if it is legally able to do so, provide to Holder, upon Holder’s written request, a certification that this Warrant does not constitute a “United States real property interest”, in accordance with Treasury Regulations Section 1.897-2(h)(1), and (ii) in connection with the provision of any certification pursuant to the preceding clause (i), comply with the notice provisions set forth in Treasury Regulations Section 1.897-2(h). In the event the Company becomes aware of any facts or circumstances that could reasonably be expected to cause it to become a USRPHC, the Company shall promptly notify Holder.

6.	The Company will not take any action to be classified as anything other than a U.S. entity treated as a corporation for U.S. federal income tax purposes without the written consent of Holder.

B.	Notice of Certain Events. If the Company proposes at any time to:

1.	declare any dividend or distribution upon the outstanding shares of Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

2.	offer for subscription or sale pro rata to the holders of the outstanding shares of Common Stock any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights);

3.	effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of Common Stock;

4.	effect an Acquisition or to liquidate, dissolve or wind up; or

5.	effect any Exercise Trigger Event.

then, in connection with each such event, the Company shall give Holder:

a.	in the case of the matters referred to in III.B.1 and III.B.2 above, at least ten (10) Business Days (or such shorter period agreed with the Holder) prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of Common Stock will be entitled thereto) or for determining rights to vote, if any; and

b.	in the case of the matters referred to in III.B.3, III.B.4 and III.B.5 above at least ten (10) Business Days (or such shorter period agreed with the Holder) prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of Common Stock will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such event giving rise to the notice).

IV.	REPRESENTATIONS, WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

A.	Purchase for Own Account. This Warrant and the Warrant Shares to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to public resale or distribution within the meaning of the Securities Act.

B.	Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

C.	The Securities Act. Holder understands that this Warrant and the Warrant Shares issuable upon exercise hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. Holder understands that this Warrant and the Warrant Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.

D.	No Voting Rights. Holder, as a holder of this Warrant, will not have any voting rights until the exercise of this Warrant.

E.	Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

F.	Access to Data. The Holder has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Holder believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Company’s securities. The Holder understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

G.	Legal Counsel. The Holder has had the opportunity to review this Warrant, the exhibits and schedules attached hereto and the transactions contemplated by this Warrant with its own legal counsel. The Holder is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant.

H.	Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral, except such statements or representations of the Company made by the Company hereunder. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Warrant, except as otherwise provided under this Warrant; provided, that the Company and Holder shall cooperate in good faith in determining the amount of withholding taxes, if any, that would be payable by the Company and the dividend income to the Holder as a result of any constructive dividend resulting from any adjustment described in Section II and preparing any Internal Revenue Service Form 8937 (or similar tax form) related to such adjustment.

I.	No “Bad Actor” Disqualification. Neither (i) the Holder, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Holder is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the acceptance of this Warrant, in writing in reasonable detail to the Company.

J.	Location. The Holder received and accepted the offer to acquire the Warrants and any Warrant Shares at the address set out as the Holder’s notice address in Section VI.E.

V.	REGISTRATION RIGHTS.

A.	Demand Registration.

1.	Grant of Right. The Company, upon written demand (a “Demand Notice”) of the Holder(s) of at least 51% of the Warrants and/or the underlying Warrant Shares, agrees to register, on one occasion, all or any portion of the Warrant Shares underlying the Warrants (collectively, the “Registrable Securities”). On such occasion, the Company will file a registration statement with the Securities and Exchange Commission (the “Commission”) covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use its reasonable best efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback registration rights pursuant to Section V.B hereof and either: (i) the Holder has elected to participate in the offering covered by such registration statement or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty (30) days after such offering is consummated. The demand for registration may be made at any time following the Date of Issuance and expiring on the Expiration Date. The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of the Warrants and/or the Registrable Securities within ten (10) days after the date of the receipt of any such Demand Notice.

2.	Terms. The Company shall bear all fees and expenses attendant to the registration of the Registrable Securities pursuant to Section V.A.1, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its reasonable best efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such states as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause: (i) the Company to be obligated to register or license to do business in such state or submit to general service of process in such state, or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand right granted under Section V.A.1 to remain effective for a period of at least twelve (12) consecutive months after the date that the Holders of the Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities. The Holders shall only use the prospectuses provided by the Company to sell the Warrant Shares covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission.

B.	“Piggy-Back” Registration.

1.	Grant of Right. In addition to the demand right of registration described in Section V.A hereof, the Holder shall have the right, for a period of no more than two (2) years from the Date of Issuance in accordance with FINRA Rule 5110(g)(8)(D), to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of Warrant Shares which may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such registration statement or are not entitled to pro rata inclusion with the Registrable Securities.

2.	Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section V.B.1 hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company during the two (2) year period following the Date of Issuance until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Warrant, there shall be no limit on the number of times the Holder may request registration under this Section V.B.2; provided, however, that such registration rights shall terminate on the second anniversary of the Date of Issuance.

C.	General Terms.

1.	Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20 (a) of the Exchange Act against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement.

2.	Exercise of Warrants. Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise their Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

3.	Documents Delivered to Holders. The Company shall furnish to each Holder participating in any of the foregoing offerings and to each underwriter of any such offering, if any, a signed counterpart, addressed to such Holder or underwriter, of: (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a “cold comfort” letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent registered public accounting firm which has issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.

4.	Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders whose Registrable Securities are being registered pursuant to this Section V, which managing underwriter shall be reasonably satisfactory to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders, their Warrant Shares and their intended methods of distribution.

5.	Damages. Should the registration or the effectiveness thereof required by Sections V.A and V.B hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Holder(s) shall, in addition to any other legal or other relief available to the Holder(s), be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

6.	Suspension Events. Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such registration statement, and from time to time require a Holder not to sell under the registration statement or suspend the use or effectiveness of any such registration statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company, or if the Commission issues any stop order suspending the effectiveness of any registration statement or indicates the intention to initiate any proceedings for such purpose (each such circumstance, a “Suspension Event”); provided, that, (w) the Company shall not so delay filing or so suspend the use of the registration statement for a period of more than sixty (60) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (x) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by such Holder of such securities as soon as practicable thereafter. Upon receipt of any written notice from the Company (which notice shall not contain any material nonpublic information regarding the Company) of the occurrence of any Suspension Event during the period that the registration statement is effective or if as a result of a Suspension Event the registration statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Holder agrees that it will immediately discontinue offers and sales of any Warrant Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Holder receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare at its expense) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales. If so directed by the Company, such Holder will deliver to the Company, or in such Holder’s sole discretion destroy, all copies of the prospectus covering the Warrant Shares in such Holder’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Warrant Shares shall not apply (w) to the extent a Holder is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

VI.	MISCELLANEOUS.

A.	Term. Subject to the provisions of Section I.E above, this Warrant is exercisable in whole or in part at any time and from time to time until 6:00 PM, Pacific time, on the Expiration Date; and shall be void thereafter.

B.	No Impairment. The Company shall not, by amendment of the Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

C.	Transfers; Bad Actors; Taxes.

1.	This Warrant and the Warrant Shares issued upon exercise of this Warrant may not be transferred or assigned in whole or in part except with the prior written consent of the Company, such consent not to be unreasonably withheld; provided, that this Warrant (or such Warrant Shares) may be assigned, conveyed or transferred without the prior written consent of the Company (i) in connection with a related transfer of a corresponding amount of outstanding Loans (as such term is defined in the Credit Agreement) to a permitted purchaser of such Loans pursuant to the terms of the Credit Agreement; (ii) in the case of the Warrant Shares, at any time following an Acquisition; or (iii) to an affiliate of the Holder, in each case by giving the Company a written notice of the portion of the Warrant (or such Warrant Shares) being transferred, such notice setting forth the name, address and taxpayer identification number of the transferee, and surrendering this Warrant (if applicable) to the Company for reissuance to the transferee(s) (and to the new Holder for any remaining Warrant Shares, if applicable). In any event, any such assignment or transfer shall be in compliance with applicable federal and state securities laws, which must be demonstrated in a manner reasonably satisfaction of the Company, as reasonably requested by the Company.

2.	The Holder agrees not to sell, assign or transfer any securities of the Company, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee provides the transferor with similar representations reasonably satisfactory to the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)[(ii) or (iii)] or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. The Holder will promptly notify the Company in writing if the Holder or, to the Holder’s knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

3.	In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate, or a book entry, in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate, or make such book entry, unless and until the person or persons requesting the issue or entry thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

D.	Transfer Procedure. Subject to the provisions of Section VI.C, the Holder may transfer all or part of this Warrant or the Warrant Shares issued upon exercise of this Warrant to any transferee, provided, however, in connection with any such transfer, the Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant, including Section IV; and provided further, that the transfer of any Warrant Shares issued on exercise hereof shall be subject to the provisions of the Certificate of Incorporation and/or the Company’s Bylaws, each as amended and in effect from time to time.

E.	Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section VI.E. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

[DBFIP WANHI LLC
Attention: General Counsel - Credit Funds/David Sharpe

c/o Fortress Investment Group

1345 Avenue of the Americas, 46th Floor

New York, NY 10105

Fax No.: [***]

Email:	[***][***]]

[Pendrell Corporation
c/o Gerry Salemme

2300 Carillon Point

Kirkland WA 98033

Fax No.: [***]

Email:	[***]]

with a copy to:

Sidley Austin LLP
787 7th Ave.
New York, New York 10019
Attention: Elizabeth R. Tabas Carson
Telephone: [***]

Email:	[***]

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Airspan Networks Inc.
Capital Point
33 Bath Road
Slough, Berkshire SL1 3UF
United Kingdom
Attention: David Brant, Chief Financial Officer
Fax number: [***]

Email:	[***]

With a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP
50 South Sixth Street – Suite 1500
Minneapolis, MN 55402-1498
USA
Attention: Betsy Sanders Parker
Fax number: [***]

Email:	[***]

and

Dorsey & Whitney LLP
111 South Main Street, Suite 2100
Salt Lake City, UT 84111-2176
USA
Attention: David Marx
Fax number: [***]

Email:	[***]

F.	Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

G.	Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, each party shall be responsible for its own costs incurred in such dispute, including attorneys’ fees.

H.	Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

I.	Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

J.	Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

K.	Business Days. “Business Day” is any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

AIRSPAN NETWORKS HOLDINGS INC.

By:
Name:
Title:

[●], as Holder

By:
Name:
Title:

APPENDIX 1

Notice of Exercise

(To Be Executed Upon Exercise of Warrant)

The undersigned Holder hereby exercises its right to purchase ___________ shares of the Common Stock of Airspan Networks Holdings Inc. (the “Company”) in accordance with the attached Warrant Certificate, and tenders payment of the aggregate Warrant Price for such shares as follows:

[ ] check in the amount of $________ payable to order of the Company enclosed herewith

[ ] Wire transfer of immediately available funds to the Company’s account

[ ] Cashless Exercise pursuant to Section I.B of the Warrant

[ ] Other [Describe] _____________________________

2. Please issue a certificate or certificates representing the Warrant Shares in the name specified below:

Holder’s Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section IV of the Warrant as of the date hereof.

Date: __________, 20
(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed: